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NEWS RELEASE
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[NEXTEL LOGO]                                                      EXHIBIT 99.1

                                       NEXTEL COMMUNICATIONS, INC.
                                       2001 Edmund Halley Drive
                                       Reston, VA  20191
                                       703 433-4000


                                       CONTACTS:
                                       INVESTORS:  PAUL BLALOCK  (703) 433-4300
                                       MEDIA: BOB RATLIFFE (425) 828-8686



                  NEXTEL REPORTS FIRST QUARTER 2001 RESULTS

            - 695,400 GLOBAL PROPORTIONATE SUBSCRIBER ADDITIONS -
        - GLOBAL PROPORTIONATE SUBSCRIBER BASE REACHES 8.33 MILLION -
             - $1.74 BILLION IN TOTAL REVENUES FOR THE QUARTER -
                - WIRELESS WEB CUSTOMERS EXCEED 1.1 MILLION -
                     - 5% DOMESTIC WORKFORCE REDUCTION -

RESTON, Va. - May 1, 2001 - Nextel Communications, Inc. (NASDAQ: NXTL), today announced consolidated financial results for the first quarter of 2001 including operating revenues of $1.74 billion and the addition of 695,400 global proportionate subscribers. Nextel finished the quarter with approximately 8.33 million global proportionate subscribers.

"We are making solid progress building our business, differentiating our four-in-one digital service, and attracting the most valuable customers in the wireless industry," said Tim Donahue, Nextel's president and CEO. "Our global subscriber growth for the quarter is one of the largest increases in our history and domestic operations finished slightly stronger than we anticipated, reflecting Nextel's increased market share. We are implementing a number of initiatives designed to drive even greater operating cash flow profitability, while we remain focused on delivering the highest quality service and strengthening our customer and partner relationships."

Consolidated revenue for the first quarter of 2001 grew by 48% to $1.74 billion compared with $1.18 billion generated during the first quarter of 2000. Domestic revenue was $1.60 billion for the quarter, and international revenue was $139 million. Nextel's average monthly service revenue per domestic subscriber unit was higher than any other national wireless carrier at $71 in the first quarter.

At the end of the first quarter, Nextel's 8.33 million global proportionate subscribers were comprised of 7.20 million domestic subscribers, 1.04 million proportionate international subscribers and 93,600 proportionate subscribers from Nextel Partners, Inc. (NASDAQ: NXTP). Nextel's domestic operations added approximately 520,300 new subscribers during the quarter, Nextel International added approximately 155,200 proportionate subscribers and the company's proportionate share of Nextel Partners net additions during the first quarter was 19,900.

Operating cash flow (earnings before interest, taxes, depreciation and amortization) from consolidated operations was $318 million in the first quarter, 39% higher than 2000's first quarter operating cash flow of $228 million. In the first quarter of 2001, domestic operations produced $353 million in operating cash flow, a 35% improvement over 2000's first quarter domestic operating cash flow of $262 million. International operations produced an operating cash flow loss of $34 million in the first quarter of 2001, unchanged from first quarter 2000.

The consolidated loss attributable to common stockholders was $428 million or $0.56 per share during the first quarter of 2001, which was an improvement over the reported first quarter 2000 loss of $435 million or $0.59 per share, including extraordinary items.

Domestic capital expenditures were $640 million in the first quarter of 2001, a decrease of 34% from $963 million in the fourth quarter of 2000 and a decrease of 3% from $661 million of capital expenditures in the first quarter of 2000. Nextel added approximately 700 domestic cell sites during the first quarter, ending the quarter with approximately 13,400 cell sites in service.

"While domestic subscriber growth was slightly better than anticipated, the company incurred slightly higher customer acquisition and handset upgrade costs in the first quarter of 2001," said John Brittain, CFO of Nextel. "These cost issues are being addressed at all levels of the organization, and we are taking actions designed to reduce overall operating costs, including lowering distribution costs and handset subsidies. As part of Nextel's continuing effort to become more efficient and lower operating costs, the company is also implementing a 5% workforce reduction. All of these actions are designed to improve operating cash flow profitability. Furthermore, our liquidity position in excess of $6 billion at the end of first-quarter 2001 gives Nextel the financial resources to fund our ongoing growth."

Total domestic system minutes of use on the Nextel National Network increased 68% during the quarter when compared with the same period in 2000 to approximately 10.6 billion total system minutes of use. During the first quarter, approximately 26.4 million Internet text messages were sent on the Nextel National Network, representing a 140% increase over last year's first-quarter Internet text messages. Nextel ended the first quarter with approximately 5.3 million Internet-ready handsets in service (approximately 74% of Nextel's domestic subscribers) and 1.1 million data subscribers (approximately 15% of Nextel's domestic subscribers).

Nextel continued its legacy of innovation by launching the first wireless handset in North America that is capable of running Java applications. The i85s phone is a high-end, Internet-ready phone designed to deliver advanced voice and data applications for sophisticated wireless customers. Nextel is facilitating the growth of Java, Wireless Applications Protocol (WAP) and Short Messaging Services (SMS) through the Nextel Developers Program. Nextel anticipates that its customers will soon be able to download these productivity-enhancing applications to their phones from the nextel.com website.

NEXTEL INTERNATIONAL

"Nextel International's first quarter performance demonstrated continued improvement," said Steve Shindler, CEO of Nextel International. "We are exceeding our growth expectations and our differentiated, high-quality digital service is attracting and retaining high-value customers. There are significant growth opportunities in the markets we serve and we look forward to continued improvement in our performance metrics."

Nextel International grew proportionate digital subscribers by approximately 155,200 during the first quarter, resulting in approximately 1.04 million proportionate subscribers at quarter's end, a 133% increase from one year ago. International revenues for the first quarter 2001 grew to $139 million, a 167% increase over the same period in 2000.

During the quarter, Nextel International introduced wireless data service in Argentina and expects to introduce data service in other markets later in the year. Capital expenditures for Nextel International during the first quarter were $205 million. The company added 220 cell sites during the quarter, bringing the total number of sites in service to approximately 1,570.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel and Nextel International's actual future experience involving any one or more of such matters and subject areas. Nextel and Nextel International have attempted to identify, in context, certain of the factors that they currently believe may cause actual future experience and results to differ from Nextel's and/or Nextel International's current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in Nextel and Nextel International's reports filed with the SEC, including Nextel and Nextel International's annual reports on Form 10-K for the year ended December 31, 2000. This press release speaks only as of its date, and Nextel disclaims any duty to update the information herein.

Nextel Communications, Inc., based in Reston, VA, is a leading provider of all-digital, fully integrated wireless communication services in the United States covering thousands of communities across the United States. Nextel and Nextel Partners, Inc., currently serve 185 of the top 200 U.S. markets. Through recent market launches, Nextel and Nextel Partners' service is available today in areas of the U.S. where approximately 220 million people live or work. The Nextel National Network offers a fully integrated wireless communications tool with digital cellular, text/numeric paging, wireless Internet access and Nextel Direct Connectsm - a digital two-way radio feature. In addition, through Nextel International, Inc., Nextel has wireless operations and investments in Canada, Mexico, Argentina, Brazil, the Philippines, Peru, Chile and Japan. Please visit our website at http://www.nextel.com.

                                   - more -

                 NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in millions, except per share data)

                                                                                         THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                       ----------------------
                                                                                          2001          2000
                                                                                       --------      --------

OPERATING REVENUES                                                                     $  1,742      $  1,175
OPERATING EXPENSES
  Cost of revenues                                                                          698           436
  Selling, general and administrative                                                       726           511
                                                                                       --------      --------
EBITDA                                                                                      318           228
  Depreciation and amortization                                                             394           280
                                                                                       --------      --------
OPERATING LOSS                                                                              (76)          (52)
Interest expense                                                                           (358)         (278)
Interest income                                                                              79            83
Equity in losses of unconsolidated affiliates                                               (21)          (35)
Other, net                                                                                  (10)           (5)
                                                                                       --------      --------
LOSS BEFORE INCOME TAX BENEFIT AND EXTRAORDINARY ITEM                                      (386)         (287)
Income tax benefit                                                                           14             8
                                                                                       --------      --------
LOSS BEFORE EXTRAORDINARY ITEM                                                             (372)         (279)
Extraordinary item-- loss on early retirement of debt, net of income tax of $0               --          (104)
                                                                                       --------      --------
NET LOSS                                                                                   (372)         (383)
Mandatorily redeemable preferred stock dividends                                            (56)          (52)
                                                                                       --------      --------
LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS                                               $   (428)     $   (435)
                                                                                       ========      ========

LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS, BASIC AND DILUTED
  Loss before extraordinary item attributable to common stockholders                   $  (0.56)     $  (0.45)
  Extraordinary item                                                                         --         (0.14)
                                                                                       --------      --------
                                                                                       $  (0.56)     $  (0.59)
                                                                                       ========      ========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                                        764           742
                                                                                       ========      ========

              SELECTED CONSOLIDATED BALANCE SHEET AND OTHER DATA
                      (in millions, except handset data)

                                                                                     MARCH 31,      DECEMBER 31,
                                                                                        2001            2000
                                                                                    ------------   -------------
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, including
   restricted portion of $215 and $474                                                $   4,819     $   4,674
PROPERTY, PLANT AND EQUIPMENT, NET                                                        9,303         8,791
INTANGIBLE ASSETS, NET                                                                    6,024         5,982
TOTAL ASSETS                                                                             23,262        22,686
LONG-TERM DEBT, CAPITAL LEASE AND FINANCE OBLIGATIONS,
   including current portion                                                             16,087        14,731
MANDATORILY REDEEMABLE PREFERRED STOCK                                                    1,937         1,881
TOTAL STOCKHOLDERS' EQUITY                                                                1,381         2,028
DIGITAL HANDSETS IN SERVICE
   Domestic                                                                            7,198,500     6,678,200
                                                                                      ==========    ==========
   Global - proportionate                                                              8,331,900     7,633,600
                                                                                      ==========    ==========

                                                                                          THREE MONTHS ENDED
                                                                                     -----------------------------
                                                                                      MARCH 31,      DECEMBER 31,
                                                                                         2001            2000
                                                                                     -----------   ---------------
CONSOLIDATED CAPITAL EXPENDITURES, excluding capitalized interest                     $    845         $ 1,137
                                                                                      ========         =======

                                    -more-

                 NEXTEL INTERNATIONAL, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in millions, except per share data)

                                                                                          THREE MONTHS ENDED
                                                                                               MARCH 31,
                                                                                       -----------------------
                                                                                          2001           2000
                                                                                       ---------       -------

OPERATING REVENUES                                                                      $   139        $   52
OPERATING EXPENSES
   Cost of revenues                                                                          71            31
   Selling, general and administrative                                                      102            55
                                                                                        -------        ------
EBITDA                                                                                      (34)          (34)
   Depreciation and amortization                                                             56            33
                                                                                        -------        ------
OPERATING LOSS                                                                              (90)          (67)
Interest expense                                                                            (72)          (52)
Interest income                                                                               5            --
Foreign currency transaction (losses) gains, net                                            (10)           12
Other, net                                                                                   --            (4)
                                                                                        -------        ------
LOSS BEFORE INCOME TAX BENEFIT                                                             (167)         (111)
Income tax benefit                                                                           --            --
                                                                                        -------        ------
NET LOSS                                                                                $  (167)       $ (111)
                                                                                        =======        ======

NEXTEL INTERNATIONAL LOSS PER SHARE, BASIC AND DILUTED                                  $ (0.62)       $(0.50)
                                                                                        =======        ======
WEIGHTED AVERAGE NUMBER OF NEXTEL INTERNATIONAL
   COMMON SHARES OUTSTANDING                                                                271           220
                                                                                        =======        ======

              SELECTED CONSOLIDATED BALANCE SHEET AND OTHER DATA
                      (in millions, except handset data)

                                                                                     MARCH 31,       DECEMBER 31,
                                                                                        2001             2000
                                                                                    ------------   ---------------
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, including
   restricted portion of $21 and $28                                                  $     215      $    474
PROPERTY, PLANT AND EQUIPMENT, NET                                                        1,223         1,070
INTANGIBLE ASSETS, NET                                                                      938           978
TOTAL ASSETS                                                                              2,993         3,193
LONG-TERM DEBT, including current portion                                                 2,553         2,519
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY                                                       (221)           82

PROPORTIONATE INTERNATIONAL DIGITAL HANDSETS IN SERVICE                               1,039,800        881,700
                                                                                    ===========     ==========


                                                                                         THREE MONTHS ENDED
                                                                                     --------------------------
                                                                                      MARCH 31,    DECEMBER 31,
                                                                                         2001          2000
                                                                                     -----------  -------------
INTERNATIONAL CAPITAL EXPENDITURES, excluding capitalized interest                   $       205  $         174
                                                                                     ===========  =============



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